SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 19, 1998

                           KIMCO REALTY CORPORATION

              (Exact Name of Registrant as Specified in Charter)

            Maryland                  1-10899                 13-2744380
  (State or other jurisdiction     (Commission               (IRS Employer
        of incorporation)           File Number)          Identification No.)
     3333 New Hyde Park Road
     New Hyde Park, New York         11042-0020
      (Address of principal          (Zip Code)
        executive offices)

      Registrant's telephone number, including area code: (516) 869-9000

                                Not Applicable

         (Former Name or Former Address, if Changed Since Last Report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 19, 1998, Kimco Realty Corporation ("Kimco") and The Price REIT, Inc. ("Price REIT") consummated a merger (the "Merger") whereby Kimco acquired control of Price REIT pursuant to an Agreement and Plan of Merger, dated as of January 13, 1998, as amended as of March 5, 1998 and May 14, 1998, among Kimco, REIT Sub, Inc., a wholly owned subsidiary of Kimco ("Merger Sub"), and Price REIT. Pursuant to the Merger, Price REIT was merged with and into Merger Sub, whereupon the separate existence of Price REIT ceased. Consummation of the Merger followed approval of the issuance of the Merger Consideration (as defined herein) by the stockholders of Kimco at the Kimco 1998 Annual Meeting of Stockholders and approval of the Merger by the stockholders of Price REIT at the Price REIT Special Meeting of the Stockholders, each of which was held on June 19, 1998.

         Price REIT, headquartered in Los Angeles, specializes in the acquisition, development and management and redevelopment of retail community shopping centers. Its properties are located in 17 states with a total of about 8 million square feet of leasable area.

      In connection with the Merger: (i) each outstanding share of common stock, par value $.01 per share ("Price REIT Common Stock"), of Price REIT was converted into the right to receive one share of common stock, par value $.01 per share ("Kimco Common Stock"), of Kimco and 0.36 depositary shares, each of which represents a one-tenth fractional interest in a share of a new issue of Kimco 7.5% Class D Cumulative Convertible Preferred Stock, liquidation preference $250.00 per share ("Kimco Class D Depositary Shares" and, together with the Kimco Common Stock, the "Merger Consideration"), of Kimco; (ii) each option to purchase Price REIT Common Stock (each a "Price REIT Option") whether or not then exercisable or vested, was satisfied and cancelled and each holder of a Price REIT Option became entitled to receive from Kimco the number of shares of Kimco Common Stock and Kimco Class D Depositary Shares, and cash in lieu of fractional shares, having a value equal to difference between the value of the Merger Consolidation to be received per share of Price REIT Common Stock ($47.59) less the exercise price per share of Price REIT Common Stock issuable upon exercise of a Price REIT Option and also less an amount equal to the Federal and State withholding tax; and (iii) each share of Class A Floating Rate Cumulative Preferred Stock, liquidation preference $1,000 per share, of Price REIT was converted into the right to receive depositary shares, each of which represents a one-tenth fractional interest in a share of a new issue of Class E Floating Rate Cumulative Preferred Stock, liquidation preference $1,000 per share ("Kimco Class E Depositary Shares"), of Kimco. The Kimco Common Stock and the Kimco Class D Depositary Shares, but not the Kimco Class E Depositary Shares, are listed for trading on the New York Stock Exchange.

         Pursuant to the Merger Agreement, the number of Directors serving on the Board of Directors of Kimco was increased by one and Mr. Joseph K. Kornwasser was appointed a Director by the Board to fill the vacancy created thereby. In addition, Mr. Kornwasser will be a nominee for Director at the 1999 Annual Meeting of Stockholders of Kimco.

         The foregoing summary of the terms of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 and incorporated herein by reference.

         On June 22, 1998, Kimco issued a press release announcing the consummation of the Merger, a copy of which if filed as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) & (b) Substantially the same information as that required by paragraph (a) of Item 7 - the Financial Statements of Price REIT (the business acquired) and paragraph (b) of Item 7 - the Pro Forma Financial Information has been previously reported by Kimco in its Registration Statement on Form S-4 (Commission File No. 333-52667) (the "S-4 Registration Statement"). In accordance with General Instruction B.3. to Form 8-K, such information is not reported in this Form 8-K.

(c)               EXHIBITS:

                  Exhibit

                  Number            Description
                  ------            -----------

2.1               Agreement and Plan of Merger, dated as of January 13,

                  1998, as amended as of March 5, 1998 and May 14, 1998, among Kimco Realty Corporation, REIT Sub, Inc. and The Price REIT, Inc. (Incorporated by reference to Exhibit 2.1 to the S-4 Registration Statement).

99.1              Press Release, dated June 22, 1998, issued by Kimco.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 1998               KIMCO REALTY CORPORATION

                                   By:      /s/ Michael V. Pappagallo
                                           -------------------------------
                                           Michael V. Pappagallo
                                           Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

2.1 Agreement and Plan of Merger, dated as of January 13, 1998, as amended as of March 5, 1998 and May 14, 1998, among Kimco Realty Corporation, REIT Sub, Inc. and The Price REIT, Inc. (Incorporated by reference to Exhibit 2.1 to the S-4 Registration Statement).

99.1              Press Release, dated June 22, 1998, issued by Kimco.



                                 Exhibit 99.1

For Immediate Release:              Contact:Michael V. Pappagallo, CFO
June 22, 1998                               Kimco Realty
                                            516-869-7185
                                            Or
                                            Christine Davies or
                                            Cindy Glynn
                                            Stern & Co.
                                            212-888-0044

                KIMCO REALTY COMPLETES ACQUISITION OF THE PRICE
            REIT STRATEGIC MERGER CREATES ONE OF THE LARGEST RETAIL
                         SHOPPING CENTER REITS IN U.S.

New Hyde Park, NY, June 22 -- Kimco Realty Corp. (NYSE: KIM) today announced that it has completed the acquisition of The Price REIT Inc. (NYSE: RET), creating one of the nation's largest shopping center REITs with a total market capitalization of approximately $3.4 billion.

Effective June 19, 1998, holders of Price REIT Common Stock will receive in exchange for each share of Price REIT Common Stock one share of Kimco Common Stock and 0.36 Kimco Class D Depositary Shares. Each Kimco Class D Depositary Share has a liquidation preference of $25.00 and represents a one-tenth fractional interest in a share of Kimco 7.5% Class D Cumulative Convertible Preferred Stock. Therefore, the liquidation preference of 0.36 Kimco Class D Depositary Shares is $9.00. Based on a total merger consideration of $47.59 per share of Price REIT Common Stock, the transaction is valued at approximately $936 million, including the assumption of Price REIT debt.

Price REIT, headquartered in Los Angeles, specializes in the acquisition, development and management and redevelopment of retail community shopping centers. Its properties are located in 17 states with a total of about 8 million square feet of leasable area.

With completion of The Price REIT acquisition, Kimco has expanded its presence in important western states including California, Arizona and Washington and today operates in 40 states across the United States with more than 50 million square feet under management.

"The merger of Price REIT with Kimco positions us to continue to create value for our shareholders in a consolidating industry, with expansion in key states, diversification of our tenant base and the melding of our respective property development and construction management capabilities," said Kimco Chairman and Chief Executive Officer Milton Cooper.

"The strength of our management team is enhanced with the addition of key leaders of Price REIT, including its President and Chief Executive Officer Joseph Kornwasser, Senior Executive Vice President and Chief Operating Officer Jerald Friedman and Executive Vice President of Finance Lawrence Kronenberg," Cooper said.

In related activities, Kimco's Board of Directors declared a partial Common Stock dividend of 6 cents per share for the portion of the second quarter from June 19 through June 30, 1998. This Common Stock dividend will be paid on July 15, 1998 to common shareholders of record on July 1, 1998. The Company on May 21, 1998 declared a partial Common Stock dividend for the period from April 1 through June 18, 1998, of 42 cents per share to be paid on July 2, 1998 to common shareholders of record on June 18, 1998.

The Board also declared its initial dividend on its Class D Cumulative Convertible Preferred Stock (NYSE: KIMprD). The first dividend of 13.5417 cents per Class D Depositary Share, representing an annual yield of 7.5% based on the initial price of $25 per Depositary Share, will also be paid on July 15, 1998 to holders of record on July 1, 1998.

Kimco, a publicly traded real estate investment trust, has specialized in shopping center acquisitions, development and management for more than 30 years, and owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 390 properties comprising approximately 50.9 million square feet of leasable space located throughout 40 states.

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